Polycom Huntsman, Inc. and Subsidiaries
                                                                      Exhibit 23


                         CONSENT OF INDEPENDENT AUDITORS



   We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-20437 and 33-61322) and Form S-3 (No. 333-24527) of
Spartech Corporation of our report dated April 17, 1998 relating to the financial statements of Polycom Huntsman, Inc. and Subsidiaries included in this Current Report on Form 8-K/A of Spartech Corporation dated March 31, 1998.


                                   Ernst & Young LLP
Pittsburgh, Pennsylvania
June 11, 1998